UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2013

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

(504) 439-3266
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated by reference to this item.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Payable

On September 12, 2013, Smith-Midland Corporation (the "Company") completed the refinance of its existing note payable to SonaBank, N.A. with Summit Community Bank in the amount of $2,100,000. The loan is collateralized by a first lien position on substantially all of the Company's assets. The interest rate is fixed at 3.99% per annum, with principal and interest payments due monthly in the amount of $25,642.94. The loan matures on September 12, 2021.

Key provisions of the loan require the Company to provide financial statements to the bank within 120 days of the Company's year end and to provide tax returns when completed each year.

A copy of the Promissory Note, the Credit Line Deed of Trust and the Commitment Letter are attached hereto as exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

Line of Credit

On September 12, 2013, the Company completed the refinancing of its matured line of credit with Summit Community Bank for $2,000,000 under substantially the same terms and in the same amount. The loan is collateralized by a first lien position on the Company's accounts receivable and inventory and a second lien position on all other business assets. The interest rate is equal to the Wall Street Journal prime rate with an initial rate of 4.75% and a floor of 4.75% per annum, adjustable every month with interest only payments due on a monthly basis. The loan matures on September 12, 2014. Advances on the line of credit are made at the request of the Company.

Key provisions of the line of credit require the Company, (i) to obtain bank approval for capital expenditures in excess of $1,000,000 during the term of the loan; (ii) to maintain a minimum tangible equity of $5,000,000; (iii) to obtain bank approval prior to its funding any acquisition and (iv) to obtain bank approval prior to the payment of dividends on the Company's common stock.

A copy of the Promissory Note, the Commercial Security Agreement and the Commitment Letter are attached hereto as exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Equipment Purchase Commitment

On September 12, 2013, the Company received a Commitment Letter from Summit Community Bank to provide a guidance line of credit specifically to purchase business equipment in the amount of $1,000,000. The commitment provides for the purchase of equipment with minimum advances of $50,000 for which a note payable will be executed with a term not to exceed five years and a per annum interest rate calculated at the Wall Street Journal prime rate plus .5%, with a floor of 4.75% per annum. The loan is collateralized by a first lien position on all equipment purchased under the line. The commitment for the guidance line of credit matures on September 12, 2014.

The key provisions of the guidance line of credit are the same as those of the Summit Community Bank line of credit more fully described above.

A copy of the Commitment Letter is attached hereto as exhibit 10.7 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.    Exhibit Description

10.1	Promissory Note, dated September 12, 2013, in the amount of $2,100,000 issued by the Company to Summit Community Bank.

10.2	Credit Line Deed of Trust dated September 12, 2013, related to the Promissory note dated September 12, 2013.

10.3	Commitment Letter related to the promissory note dated September 12, 2013.

10.4	Promissory Note for a line of credit, dated September 12, 2013, in the amount $2,000,000 issued by the Company to Summit Community Bank.

10.5	Commercial Security Agreement related to the line of credit dated September 12, 2013.

10.6	Commitment Letter related to the line of credit dated May 23, 2013.

10.7	Commitment Letter related to the guidance line of credit dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2013
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter
Chief Financial Officer